Exhibit 99.1

For Release: August 12, 2010, 7:30 a.m. ET

GM Second Quarter 2010 Results Show Sustained Progress

GM achieves second consecutive quarter of profitability and positive cash flow

Net income of $1.3 billion and EPS of $2.55, free cash flow of $2.8 billion

DETROIT, Mich.—General Motors Company today announced its second quarter 2010 results, marked by revenue of $33.2 billion and net income attributable to common stockholders of $1.3 billion, resulting in earnings per share on a diluted basis of $2.55. GM’s second quarter earnings before interest and tax (EBIT) was $2.0 billion.

GM North America had EBIT in the second quarter 2010 of $1.6 billion, up from $1.2 billion in the first quarter. GM Europe had a loss before interest and taxes of $0.2 billion, an improvement of $0.3 billion from the first quarter. GM International Operations posted EBIT of $0.7 billion, down from $1.2 billion in the first quarter.

Cash flow from operating activities was $3.9 billion and after adjusting for capital expenditures of $1.1 billion, free cash flow was $2.8 billion. GM ended the second quarter with $32.5 billion in cash and marketable securities, including funds in the Canadian Health Care Trust escrow.

“I am pleased with our progress on achieving our business objectives,” said Chris Liddell, vice chairman and chief financial officer. “We have delivered strong product, maintained cost discipline, progressed strategic initiatives such as restructuring Europe and acquiring AmeriCredit, and delivered two consecutive quarters of profitability and positive cash flow.”

# # #

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planning significant investment in new technology; our ability to realize successful vehicle applications of new technology; and our ability to comply with the continuing requirements related to U.S. and other government support.

GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings (loss) before interest and taxes (EBIT), adjusted EBIT and free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, adjusted EBIT and free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons, benchmark performance among geographic regions and assess whether GM’s plan to return to sustained profitability is on target. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income (loss) or Net income (loss) attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Successor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009
Operating segments
GMNA(a)	$1,592	$2,810	$1,218	$(3,443)
GME(a)(b)	(160)	(637)	(477)	(799)
GMIO(a)(b)	672	1,838	1,166	722

Total operating segments	2,104	4,011	1,907	(3,520)
Corporate and eliminations(b)	(71)	(154)	(83)	(526)

EBIT	2,033	3,857	1,824	(4,046)
Interest income	114	204	90	75
Interest expense	250	587	337	329
Income tax expense (benefit)	361	870	509	(861)

Net income (loss) attributable to stockholders	$1,536	$2,604	$1,068	$(3,439)

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s operating segments between EBIT and Net income (loss) attributable to stockholders.
(b)	In the three months ended June 30, 2010 we changed our managerial reporting structure so that certain entities geographically located within Russia and Uzbekistan were transferred from our GME segment to our GMIO segment. We have revised the segment presentation for all periods presented.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize the reconciliation of adjusted EBIT to EBIT and free cash flow to Net cash provided by (used in) operating activities (dollars in millions):

	Successor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009
Adjusted EBIT	$2,033	$3,734	$1,701	$(954)
Adjustments	—	123	123	(3,092)

EBIT	$2,033	$3,857	$1,824	$(4,046)

Free Cash Flow(a)	$2,834	$3,804	$970	$(2,919)
Capital expenditures(a)	1,011	1,851	840	1,033

Net cash provided by (used in) operating activities(a)	$3,845	$5,655	$1,810	$(1,886)

(a)	In the three months ended June 30, 2010 we identified several items which had not been properly classified in our condensed consolidated statement of cash flows for the three months ended March 31, 2010. For the six months ended June 30, 2010, we have correctly presented these items in our condensed consolidated statement of cash flows and corrected the amounts presented for the three months ended March 31, 2010.

In the three months ended March 31, 2010 Adjustments included the following:

•	Gain of $123 million as a result of the sale of Saab Automobile AB to Spyker Cars NV.

In the three months ended December 31, 2009 Adjustments included the following:

•

Settlement loss of $2.6 billion related to the termination of GM’s UAW hourly retiree medical plan and Mitigation Plan, under which GM agreed that an independent VEBA would be formed to pay certain healthcare costs of UAW hourly retirees and their beneficiaries;

•	Impairment charge of $270 million related to GM’s investment in Ally Financial common stock;

•

Charges of $150 million related to the settlement of existing Delphi obligations upon consummation of the Delphi Master Disposition Agreement and GM’s agreement to fund the wind-down costs of certain Delphi facilities; and

•

Loss on extinguishment of debt of $101 million related to the repayment of secured long-term debt of $400 million (in connection with the purchase of the remaining noncontrolling interest in CAMI Automotive, Inc.).

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Production Volume (units in thousands)(a)
GMNA – Cars	279	523	170	287
GMNA – Trucks	452	876	225	480

Total GMNA	731	1,399	395	767
GME	331	636	315	579
GMIO(b)(c)	1,195	2,307	828	1,523

Total Worldwide	2,257	4,342	1,538	2,869

(a)	Production volume represents the number of vehicles manufactured by GM’s and Old GM’s assembly facilities and also includes vehicles produced by certain joint ventures.
(b)	Includes Shanghai General Motors Co., Ltd. (SGM), SAIC-GM Wuling Automobile Co., Ltd. (SGMW), FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) joint venture production in China and SAIC GM Investment Ltd. (HKJV) joint venture production in India.
(c)	The joint venture agreements with SGMW (34%) and FAW-GM (50%) allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production volume in China. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income (loss), net of tax.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Vehicle Sales (units in thousands)(a)(b)(c)
United States
Chevrolet – Cars	192	348	148	241
Chevrolet – Trucks	252	434	202	356
Cadillac	35	65	25	49
Buick	38	70	27	47
GMC	83	152	64	118
Other	3	11	76	143

Total United States	603	1,081	541	954
Canada, Mexico and Other	113	199	115	203

Total GMNA(d)	716	1,280	657	1,157

GME
Opel/Vauxhall	314	608	348	645
Chevrolet	127	232	117	216
Other	1	5	9	20

Total GME(e)	442	846	474	881

GMIO
Chevrolet	441	898	347	671
Buick	132	254	114	196
GM Daewoo	32	60	28	47
Holden	37	73	30	59
Wuling	303	637	262	493
FAW-GM	22	50	—	—
Cadillac	5	10	3	5
Other	23	45	23	45

Total GMIO(e)(f)(g)	995	2,026	807	1,517

Total Worldwide	2,153	4,152	1,938	3,555

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab vehicle sales data through February 2010.
(c)	Vehicle sales data may include rounding differences.
(d)	Vehicle sales represent sales to the ultimate customer.
(e)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(f)	Includes SGM, SGMW and FAW-GM joint venture sales in China and HKJV joint venture sales in India.
(g)	The joint venture agreements with SGMW (34%) and FAW-GM (50%) allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as a part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income (loss), net of tax.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Market Share(a)(b)
United States – Cars	15.4%	15.1%	17.5%	16.5%
United States – Trucks	23.2%	22.6%	23.5%	22.5%
Total United States	19.4%	18.9%	20.5%	19.5%
Total GMNA(c)	18.7%	18.3%	19.9%	19.0%
Total GME(d)	8.8%	8.6%	9.2%	9.1%
Total GMIO(d)(e)(f)	10.3%	10.3%	10.4%	10.2%
Total Worldwide	11.6%	11.4%	11.9%	11.6%

U.S. Retail/Fleet Mix
% Fleet Sales – Cars	42.4%	41.6%	29.7%	25.6%
% Fleet Sales – Trucks	27.8%	26.4%	28.4%	22.5%
Total Vehicles	33.5%	32.3%	28.9%	23.8%

GMNA Capacity Utilization(g)	92.9%	88.8%	39.4%	38.5%

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab vehicle sales data through February 2010.
(c)	Vehicle sales represent sales to the ultimate customer.
(d)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(e)	Includes SGM, SGMW, FAW-GM joint venture sales in China and HKJV joint venture sales in India.
(f)	The joint venture agreements with SGMW (34%) and FAW-GM (50%) allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income (loss), net of tax.
(g)	Two shift rated, annualized.

	Successor
	June 30, 2010	December 31, 2009
Worldwide Employment (thousands)
GMNA	105	103
GME(a)	42	50
GMIO(b)	61	62

Total Worldwide	208	215

United States – Salaried	26	26
United States – Hourly	53	51

(a)	Decrease in GME primarily relates to the sale of Saab, employees located within Russia and Uzbekistan transferred from the GME segment to the GMIO segment and restructuring initiatives in Germany, Spain, and the United Kingdom.
(b)	Decrease in GMIO reflects a reduction of 2,400 employees due to the sale of the India Operations.

	Successor		Predecessor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Worldwide Payroll (billions)	$3.1	$6.1	$2.9	$5.9

General Motors Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Successor		Predecessor
	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009

Net sales and revenue	$33,174	$64,650	$23,047	$45,478

Costs and expenses
Cost of sales	28,759	56,350	29,384	53,995
Selling, general and administrative expense	2,623	5,307	2,936	5,433
Other expenses, net	39	85	169	1,154

Total costs and expenses	31,421	61,742	32,489	60,582

Operating income (loss)	1,753	2,908	(9,442)	(15,104)
Equity in income of and disposition of interest in Ally Financial	—	—	1,880	1,380
Interest expense	(250)	(587)	(3,375)	(4,605)
Interest income and other non-operating income, net	59	544	408	833
Loss on extinguishment of debt	—	(1)	(1,994)	(1,088)
Reorganization expenses, net	—	—	(1,157)	(1,157)

Income (loss) before income taxes and equity income	1,562	2,864	(13,680)	(19,741)
Income tax expense (benefit)	361	870	(445)	(559)
Equity income (loss), net of tax	411	814	(2)	46

Net income (loss)	1,612	2,808	(13,237)	(19,136)
Less: Net income (loss) attributable to noncontrolling interests	76	204	(332)	(256)

Net income (loss) attributable to stockholders	1,536	2,604	(12,905)	(18,880)
Less: Cumulative dividends on preferred stock	202	405	—	—

Net income (loss) attributable to common stockholders	$1,334	$2,199	$(12,905)	$(18,880)

Earnings (loss) per share
Basic
Net income (loss) attributable to common stockholders	$2.67	$4.40	$(21.12)	$(30.91)
Weighted-average common shares outstanding	500	500	611	611
Diluted
Net income (loss) attributable to common stockholders	$2.55	$4.21	$(21.12)	$(30.91)
Weighted-average common shares outstanding	522	522	611	611

General Motors Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	Successor
	June 30, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$26,773	$22,679
Marketable securities	4,761	134

Total cash, cash equivalents and marketable securities	31,534	22,813
Restricted cash and marketable securities	1,393	13,917
Accounts and notes receivable (net of allowance of $272 and $250)	8,662	7,518
Inventories	11,533	10,107
Assets held for sale	—	388
Equipment on operating leases, net	3,008	2,727
Other current assets and deferred income taxes	1,677	1,777

Total current assets	57,807	59,247
Non-Current Assets
Equity in net assets of nonconsolidated affiliates	8,296	7,936
Assets held for sale	—	530
Property, net	18,106	18,687
Goodwill	30,186	30,672
Intangible assets, net	12,820	14,547
Other assets	4,684	4,676

Total non-current assets	74,092	77,048

Total Assets	$131,899	$136,295

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$20,755	$18,725
Short-term debt and current portion of long-term debt (including debt at GM Daewoo of $1,021 at June 30, 2010)	5,524	10,221
Liabilities held for sale	—	355
Accrued expenses (including derivative liabilities at GM Daewoo of $352 at June 30, 2010)	24,068	23,134

Total current liabilities	50,347	52,435
Non-Current Liabilities
Long-term debt (including debt at GM Daewoo of $722 at June 30, 2010; Note 10)	2,637	5,562
Liabilities held for sale	—	270
Postretirement benefits other than pensions	8,649	8,708
Pensions	25,990	27,086
Other liabilities and deferred income taxes	13,377	13,279

Total non-current liabilities	50,653	54,905

Total Liabilities	101,000	107,340
Commitments and contingencies
Preferred stock, $0.01 par value (1,000,000,000 shares authorized, 360,000,000 shares issued and outstanding (each with a $25.00 liquidation preference) at June 30, 2010 and December 31, 2009)	6,998	6,998
Equity
Common stock, $0.01 par value (2,500,000,000 shares authorized, 500,000,000 shares issued and outstanding at June 30, 2010 and December 31, 2009)	5	5
Capital surplus (principally additional paid-in capital)	24,052	24,050
Accumulated deficit	(2,195)	(4,394)
Accumulated other comprehensive income	1,153	1,588

Total stockholders’ equity	23,015	21,249
Noncontrolling interests	886	708

Total equity	23,901	21,957

Total Liabilities and Equity	$131,899	$136,295

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